UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 20, 2015

ANDES 3 Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55240	47-1208256
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Level 28, The Garden South Tower, Mid Valley City, Lingkaran Syed Putra, 59200

Kuala Lumpur, Malaysia

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(60) 16 206 6315

(ISSUER TELEPHONE NUMBER)

16192 Coastal Highway

Lewes, DE 19958
_______________________________________________________________________________

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant.

On February 20, 2015, the sole officer and director of ANDES 3 Inc. (the “Company”), Richard Chiang, entered into a Share Purchase Agreement (the “SPA”) pursuant to which he entered into an agreement to sell an aggregate of 10,000,000 shares of his shares of the Company’s common stock to EliteSoft Asia Sdn Bhd at an aggregate purchase price of $40,000. These shares represent 100% of the Company’s issued and outstanding common stock. Effective upon the closing date of the Share Purchase Agreement, February 27, 2015, Richard Chiang executed the agreement and owned no shares of the Company’s stock and EliteSoft Asia Sdn Bhd was the majority stockholder of the Company. A copy of the SPA is attached to this Current Report as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On February 27, 2015, following the execution of the SPA, EliteSoft Asia Sdn Bhd elected Mr. Eugene Wong, as a Director of the Company. Immediately following the election of Mr. Wong as a Director to the Company’s Board of Directors, Mr. Wong, acting as the sole Director of the Company, accepted the resignation of Richard Chiang as the Company’s President, Chief Executive Officer, Secretary, Treasurer, and Chairman of the Board of Directors. Mr. Chiang’s resignation was in connection with the consummation of the SPA between Mr. Chiang and EliteSoft Asia Sdn Bhd and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Following Mr. Chiang’s resignation, and effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, acting as the sole member of the Board of Directors, Mr. Wong appointed himself as Chairman of the Board of Directors, President, and Chief Executive Officer. Further, the Board of Directors also appointed Khoo Mae Ling as Chief Financial Officer, and Secretary. Cornelius Ee as Vice President of Information Technology. A copy of the resignation letter submitted by Mr. Chiang is attached to this Current Report as Exhibit 17.1.

Biographical Information for Eugene Wong

Eugene Wong, Age 51, President, Chief Executive Officer and Chairman of the Board of Directors

Mr. Wong began his career with Northwestern Mutual Life and throughout his career, he received numerous awards and certifications in the insurance industry. He has extensive experience in the banking industry, unit trust, insurance, and working with publicly-listed and multi-national companies. He has obtained numerous licenses and completed the Certified Financial Planner conversion program in 2001. Mr. Wong served as an executive director in Fitters Diversified Berhad from 1994 to 2010, a publicly-traded company listed on the Kuala Lumpur Stock Exchange. He recently received the Oxcell fellowship from the Oxford Centre for Excellence in the United Kingdom in 2012 and became a panel facilitator for Oxcell. Mr. Wong graduated from Portland State University in Portland, Oregon with a B.Sc. Business Administration and post graduate certificate in International Business in 1990.

Biographical Information for Khoo Mae Ling

Khoo Mae Ling, Age 42, Chief Financial Officer, Secretary and Director

Ms. Khoo has been the Corporate Affairs Manager for EliteSoft Asia since 2014. She began her career as a litigation lawyer since 1998 and has expanded her field of practice into real estate law in 1998. She was a partner with Wang & SB Wong from 2007 to 2014 where she worked closely with realtors, banks and developers. Ms. Khoo graduated from the University of Glamorgan, in Wales, the United Kingdom in 1994 with a bachelors of law (honors) and obtained her Certificate of Legal Practice in 1996. She was called to the Bar in the Kuala Lumpur High Court in 1998.

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Biographical Information for Cornelius Ee

Cornelius Ee, Age 27, Vice President, Information Technology and Director

Mr. Ee began his career in 2008 as a director for Getbyte Solutions. He remained a director until 2012. He became a marketing and sales executive for YTT Motorsports in 2013 and from 2014 to present, he has been the Director of Information Technology for EliteSoft Asia Sdn Bhd. Mr. Ee graduated from the University of Nottingham (Malaysia Campus) in 2011 with a bachelor's degree in Computer Science.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description
17.1	Richard Chiang resignation letter dated February 27, 2015
99.1	Share Purchase Agreement between Richard Chiang and EliteSoft Asia Sdn Bhd dated February 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDES 3 Inc.

By: /s/ Eugene Wong

Name: Eugene Wong

Title: President, Chief Executive Officer, and Chairman of the Board of Directors

Dated: March 5, 2015

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